                                                                     Exhibit a.3

                        TO BE EFFECTIVE DECEMBER 31, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                                BAIRD FUNDS, INC.

         The undersigned Assistant Secretary of Baird Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statues, the following Amendment was duly adopted to change the name of the Baird Core Bond Fund to the "Baird Core Plus Bond Fund."

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share. Subject to the following paragraph, the authorized shares are classified as follows:

                  CLASS                               SERIES                 AUTHORIZED NUMBER OF SHARES
                  -----                               ------                 ---------------------------
        Baird Horizon Growth Fund                 Investor Shares                     Indefinite
                                               Institutional Shares                   Indefinite

       Baird Short-Term Bond Fund                 Investor Shares                     Indefinite
                                               Institutional Shares                   Indefinite

      Baird Intermediate Bond Fund                Investor Shares                     Indefinite
                                               Institutional Shares                   Indefinite

        Baird Core Plus Bond Fund                 Investor Shares                     Indefinite
                                               Institutional Shares                   Indefinite

    Baird Intermediate Municipal Bond             Investor Shares                     Indefinite
                  Fund                         Institutional Shares                   Indefinite

        Baird Aggregate Bond Fund                 Investor Shares                     Indefinite
                                               Institutional Shares                   Indefinite

            Baird MidCap Fund                     Investor Shares                     Indefinite
                                               Institutional Shares                  Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 4, 2002 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statues. Shareholder approval was not required.

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         Executed in duplicate this 31st day of December, 2002.

                                      BAIRD FUNDS, INC.


                                      By:/s/ Lisa L. Kollmeyer
                                         --------------------------------------
                                         Lisa L. Kollmeyer, Assistant Secretary


This instrument was drafted by:

Pamela M. Krill
Godfrey & Kahn, S.C.
One East Main Street
P.O. Box 2719
Madison, WI  53701-2719
Tele:  608-257-3911


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